Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-234765) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,
(2)	Registration Statement (Form S-8 No. 333-250043) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,
(3)	Registration Statement (Form S-3/A No. 333-250041) of Aprea Therapeutics, Inc.
(4)	Registration Statement (Form S-8 No. 333-260884) pertaining to registration of additional 847,473 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant available for issuance under the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”).

of our reports dated March 15, 2022, with respect to the consolidated financial statements of Aprea Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 15, 2022